UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2011

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2011, the Registrant amended the terms of its $3.5 million revolving line of credit agreement with Community National Bank (“CNB”) effective November 1, 2011. Pursuant to the revised terms, James N. Jannello was released from his personal guarantee of the Registrant’s obligations to CNB, the interest rate was increased from 5.0% per annum to 7.0%, per annum, and the Registrant has agreed to pay an unused line fee equal to one-half of one percent per annum.  All other terms of the CNB credit facility remained unchanged.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item is described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit No.
10.1
Revised Promissory Note dated November 1, 2011 made by Registrant’s subsidiary, The Janel Group of New York, Inc., payable to Community National Bank, and revised Business Loan Agreement dated November 1, 2011 between Registrant’s subsidiary, The Janel Group of New York, Inc., and Community National Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: November 7, 2011	By:	/s/ James N. Jannello
James N. Jannello
Chief Executive Officer